Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated October 31, 2025, relating to the consolidated financial statements of Mobile-health Network Solutions and its subsidiaries, appearing in Amendment No. 3 to the Registration Statement on Form F-1 of Mobile-health Network Solutions, and to the reference to our firm under the heading “Experts” in such Registration Statement

 /s/ JWF Assurance PAC

JWF Assurance PAC

 Singapore

April 23, 2026

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